Securities Purchased in Underwritings Involving
 Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1,1998 THROUGH NOVEMBER 30,1998 ALLIANCE HIGH YIELD FUND

                                             Principal
                                   Date        Amount
Security**            Cusips    Purchased    Purchased     Price
**NTL Inc.          629407AH0    10/26/98   $5,000,000   $100.00
**PSI Net           74437CAC5    10/27/98   $3,000,000   $100.000
**Telewest
Communication     87956PAC9    10/28/98   $2,000,000   $100.000
**Fisher Scientic   338032AF2    11/10/98   $3,000,000   $ 96.500
**Esat Telecom
Group             26883YAB8    11/20/98   $3,500,000   $100.000

                Total
Principal    Principal                                     Principal
Amount        Amount     % of Issue                         Amount
Purchased by     Issued    Purchased       Purchased          Held
Fund Group       (000)    By Group (1)         From           11/30/98
 $19,000,000    $625,000          3.04%   Morgan Stanley     $5,000,000
 $ 6,000,000    $200,000          3.00%   Morgan Stanley              0
 $ 6,000,000    $350,000          1.71%   Morgan Stanley              0
 $ 9,000,000    $200,000          4.50%   Chase Securities            0
 $ 9,000,000    $160,000          5.63%   First Boston       $5,000,000
 * Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.

**  Indicates the purchase of an Eligible Rule 144A Security.

1.  Purchase by all Alliance Funds, including the Fund, may not exceed:

    a) if purchases in an offering other than an Eligible Rule 144A Offering, 25% of the principle amount of the offering of such class; or
    b) if purchased in an Eligible Rule 144A Offering, 25% of the total of
    (i) the principle amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principle amount of the offering of such class in any concurrent public offering.

    Securities Purchased in Underwritings Involving
    Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1998 THROUGH FEBRUARY 28,1999
        ALLIANCE HIGH YIELD FUND
                                                 Principal
Securtiy**               Cusips       Date        Amount
                                      Purchased   Purchased  Price
**D.R. Horton            23331AAD1    02/01/99   $4,500,000   $ 99.46
**Panolam Ind.
International          698604AA3    02/10/99   $3,500,000   $100.000
**Emmis
Communication            291525AD5    02/09/99   $2,000,000   $100.000
**HMH Properties, Inc.   40423QAG2    12/09/98   $4,000,000   $ 99.664
**Regal Cinemas Inc.     758754AM8    12/09/98   $5,000,000   $ 99.000

            Total
Principal    Principal                                      Principal
Amount        Amount     % of Issue                         Amount
Purchased by     Issued      Purchased       Purchased          Held
Fund Group       (000)    By Group (1)         From           02/28/99
$5,800,000    $350,000          1.66%   Bankers Trust      $5,500,000
$8,000,000    $135,000          5.93%   First Boston       $3,500,000
$8,000,000    $300,000          2.67%   Goldman                     0
$9,000,000    $500,000          1.80%   BTCO                        0
$7,000,000    $200,000          3.50%   Morgan Stanley              0

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.

**  Indicates the purchase of an Eligible Rule 144A Security.
1.  Purchase by all Alliance Funds, including the Fund, may not exceed:

    a) if purchases in an offering other than an Eligible Rule 144A Offering, 25% of the principle amount of the offering of such class; or

    b) if purchased in an Eligible Rule 144A Offering, 25% of the total of
    (i) the principle amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principle amount of the offering of such class in any concurrent public offering.